                           5,000,000 Shares of Common Stock

                                AVIS RENT A CAR, INC.


                            FORM OF UNDERWRITING AGREEMENT



                                        March __, 1998

Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
NationsBanc Montgomery Securities LLC
  as Representatives of the
  several Underwriters named
  in Schedule I annexed hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Ladies and Gentlemen:

          Avis Rent A Car, Inc., a Delaware corporation (the "Company"), and Cendant Corporation, a Delaware corporation ("Cendant"), hereby confirm their agreements with you as follows:

1. Underwriters. The term "Underwriters", as used herein, refers collectively to you and the other underwriters named in Schedule I hereto, for whom you are acting as representatives. Except as may be expressly set forth below, any reference to you in this Underwriting Agreement shall be solely in your capacity as representatives of the Underwriters, and the Company and Cendant shall be entitled to act and rely upon any statement, request, notice, consent, waiver or agreement purportedly on behalf of any Underwriter made or given by Bear, Stearns & Co. Inc. ("Bear, Stearns").

          2. Description of Stock. The Company proposes to sell to the Underwriters an aggregate of 5,000,000 shares (the "Firm Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions set forth herein. Cendant proposes to grant to the Underwriters the option to purchase from Cendant, for the sole purpose of covering over-allotments, if any, in connection with the sale of the Firm Shares, an aggregate of up to 750,000 additional shares (the "Additional Shares") of Common Stock upon the terms and subject to the conditions set forth herein and for


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the purposes set forth in Section 4(b) hereof.  The Firm Shares and the
Additional Shares are hereinafter referred to collectively as the "Shares."

          3.   Representations and Warranties.

          A. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for the use of a Registration Statement on Form S-1 under the Securities Act of 1933 (the "Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-1 (File No. 333-46737) relating to the Shares and may have filed one or more amendments thereto, including a preliminary prospectus relating to the offering of the Shares. The Company next proposes to file with the Commission a further amendment to the registration statement, including therein a final prospectus, necessary to permit the registration statement to become effective or, if no amendment is required for that purpose, then promptly following the effectiveness of the registration statement, the Company proposes to file with the Commission, in accordance with Rules 430A and 424(b)(1) or Rule 424(b)(4) of the Regulations, a final prospectus with respect to the offering of the Shares, the final prospectus so filed in either case to include all Rule 430A Information (as hereinafter defined) and to conform, in content and form, to the last printer's proof thereof furnished to and approved by you immediately prior to such filing. As used in this Agreement, (i) "Effective Date" means the date that the registration statement hereinabove referred to, or the most recent post-effective amendment thereto, if any, is declared effective by the Commission, (ii) "Registration Statement" means such registration statement as last amended prior to the time the same was declared effective by the Commission, including all exhibits and schedules thereto and all Rule 430A Information deemed to be included therein at the Effective Date pursuant to Rule 430A of the Regulations,
     (iii) "Rule 430A Information" means information with respect to the Shares and the public offering thereof permitted, pursuant to the provisions of paragraph (a) of Rule 430A of the Regulations, to be omitted from the form of prospectus included in the Registration Statement at the time it is declared effective by the Commission, (iv) "Prospectus"

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     means the form of final prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date and (v) "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Regulations) with respect to the Shares that omits Rule 430A Information.

          (b) The Registration Statement conforms and on the Effective Date will conform, and the Prospectus on the date thereof and on the date first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required) will conform, in all material respects with the applicable requirements of the Act and the Regulations. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto to and including the Closing Date (as defined in Section 4(a)(ii) hereof) and, if later, the Additional Closing Date (as defined in Section 4(b)(ii) hereof), when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the Commission, and during such longer period as the Prospectus may be required to be delivered under the Act in connection with sales of Shares by the Underwriters or a dealer, the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and when any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or an amendment thereof or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto conformed in all material respects with the applicable requirements of the Act and the Regulations thereunder and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were

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     made, not misleading.  No representation and warranty, however, is made in this subsection 3.A(b) by the Company with respect to written information contained in or omitted from the Registration Statement, the Prospectus, any Preliminary Prospectus, or any amendment or supplement in reliance upon and in conformity with written information with respect to the Underwriters and the plan of distribution of the Shares furnished to the Company on behalf of any Underwriter by Bear, Stearns expressly for use in connection with the preparation thereof.

          (c) Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be.

          (d) Deloitte & Touche LLP, whose separate report appears in the Prospectus, are independent public accountants with respect to the Company and Ernst & Young LLP, whose separate report appears in the Prospectus, are independent public accountants with respect to First Gray Line Corporation ("First Gray Line"), in each case as required by and within the meaning of the Act and the Regulations. The consolidated financial statements and schedules (including the related notes) of the Company, its subsidiaries and their predecessors (the "Company Financials") included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectus fairly present the consolidated financial position, results of operations and cash flows of the Company, its subsidiaries and their predecessors and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The Company Financials have been prepared in accordance with generally accepted accounting principles as in effect in the United States ("US GAAP") consistently applied throughout the periods involved, and are, in all material respects, in accordance with the books and records of the Company, its subsidiaries and their predecessors, as the case may be. The consolidated financial statements and schedules (including the related notes) of First Gray Line and its subsidiaries (the "First Gray Line Financials") included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectus fairly present the consolidated financial position, results of operations and cash flows of First Gray Line and its subsidiaries and the other information purported to be shown therein at the


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     respective dates and for the respective periods to which they apply.  The
     First Gray Line Financials have been prepared in accordance with US GAAP consistently applied throughout the periods involved, and are, in all material respects, in accordance with the books and records of First Gray Line and its subsidiaries, as the case may be. The "pro forma" financial information included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectus, fairly present the information purported to be shown therein at the respective dates thereof and for the respective periods covered thereby and all adjustments have been properly applied. The assumptions in such pro forma financial information are reasonable. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement or as may be set forth in the Prospectus, there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and the subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet of the Company included in the Registration Statement, and except as described in the Registration Statement or as may be described in the Prospectus, (i) neither the Company nor any of its subsidiaries (A) has incurred or undertaken any liabilities or obligations, direct or contingent, that are, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, or (B) entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole; and
     (ii) the Company has not declared or paid any dividend on or made any distribution of or with respect to any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its or its subsidiaries' capital stock. As used in this Agreement, the term "subsidiary" means any corporation, partnership, joint venture, association, company, business trust or other entity in which the Company or First Gray Line, as the case may be, directly or indirectly (i) beneficially owns or controls a majority of the outstanding voting securities


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     having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially similar function) of such entity (irrespective of whether or not at the time any class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (ii) has the authority or ability to control the policies of such entity (including, but without limitation thereto, any partnership of which the Company or First Gray Line, as the case may be, or a subsidiary is a general partner or owns or has the right to obtain a majority of limited partnership interests and any joint venture in which the Company or First Gray Line, as the case may be, or a subsidiary has liability similar to the liability of a general partner of a partnership or owns or has the right to obtain a majority of the joint venture interests). For the avoidance of doubt, First Gray Line is a subsidiary of the Company for all purposes of this agreement.

          (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement and to issue, sell and deliver the Shares in accordance with the terms and conditions hereof. This Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy.

          (g) The Company's execution and delivery of, and its performance of its obligations under, this Underwriting Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries


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     pursuant to the terms of (A) any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party, or to which any of its properties is subject, that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Contracts") (except for those conflicts, breaches or defaults for which consent or approval has been obtained by the Company prior to the date hereof, and copies evidencing such consent or approval have been provided to Bear, Stearns) or (B) any governmental franchise, license or permit heretofore issued to the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole (hereafter, collectively, "Material Permits"), (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any of its subsidiaries listed on Schedule II hereto (the "Material Subsidiaries") or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Material Subsidiary or any of its respective properties or assets, except for those violations or conflicts, that, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole (hereafter, a "Material Adverse Effect").

          (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of its respective properties or assets is required for the Company's execution and delivery of, and its performance of its obligations under, this Underwriting Agreement, and the consummation of the transactions contemplated hereby, except the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the authorization of the Shares for listing on the New York Stock Exchange (the "NYSE") and such filings and registrations as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (i) All of the currently outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock (or similar interests) of each of its


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     subsidiaries, have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The shares of Common Stock of the Company to be outstanding on the Closing Date, including the Shares, have been duly authorized and, when issued (and, in the case of the Shares, delivered and sold in accordance with the terms of the Underwriting Agreement) will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. Upon delivery of and payment for the Shares in accordance with the Underwriting Agreement, the Underwriters will receive valid title to those of the Shares to be purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. The Company has, as of the date hereof, and will have, as of the Closing Date and the Additional Closing Date, if any, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the Prospectus, both on an historical basis and as adjusted to give effect to the offering of the Shares. The Company's capital stock conforms to the description thereof set forth in the Registration Statement and as shall be set forth in the Prospectus.
     The Company owns directly or indirectly such percentage of the outstanding capital stock (or similar interests) of each of its subsidiaries as is set forth opposite the name of such subsidiary in Schedule III hereto, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in said Schedule III.

          (j) There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of the Company or of any of its subsidiaries or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of the Company or such subsidiary, except as described in the Registration Statement and as shall be described in the Prospectus.

          (k)  The Company has no subsidiaries other than those listed in
     Schedule III hereto. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its


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     jurisdictions of incorporation.  Each of the Company and the Material
     Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect. Each of the Company and the Material Subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus (except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus. Neither the Company nor any Material Subsidiary has received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits (except for those the revocation or modification of which would not have a Material Adverse Effect).

          (l) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party, is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any Material Contract, and each Material Contract is in full force and effect, and is the legal, valid and binding obligation of the Company or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any Material Subsidiary is in violation of its certificate of incorporation, by-laws or similar governing instrument.

          (m) There is no litigation, arbitration, claim, governmental or other proceeding or investigation pending


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     or, to the best knowledge of the Company, threatened with respect to the
     Company or any of its subsidiaries, or any of its respective operations, businesses, properties or assets, except as described in the Registration Statement and as shall be described in the Prospectus, that, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any Material Subsidiary is, or, to the best knowledge of the Company, with the giving of notice or lapse of time or both would be, in violation of or in non-compliance with the requirements of any Material Permit or the provisions of any law, rule, regulation, order, judgment or decree, including, without limitation, all applicable federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except for such violations or failures of compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

          (n) Except as described in the Registration Statement and as shall be described in the Prospectus, the Company and each of its subsidiaries have
     (i) good and marketable title to all real and personal properties owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by them, in each case, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. No real property owned, leased, licensed or used by the Company or by a Material Subsidiary lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of any real or personal property exists that would prevent, the continued effective ownership, leasing, licensing or use of such real property in the business of the Company or such Material Subsidiary as presently conducted or as the Prospectus indicates are contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect.


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          (o)  The Company, directly or through one or more of its subsidiaries, owns or has the right under license to use all patents, patent rights, licenses, inventions, copyrights, trademarks, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectus.
     Neither the Company nor any of its subsidiaries has received notice of infringement of or conflict with the asserted rights of others with respect to any Intellectual Property. To the best knowledge of the Company, there is no infringement by others of any Intellectual Property of the Company or any of its subsidiaries that has had or may in the future have a Material Adverse Effect.

          (p) To the Company's best knowledge, neither the Company or any of its subsidiaries, nor any director, officer or employee of the Company or any such subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

          (q) Except as set forth in the Registration Statement, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company or any of its subsidiaries solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreement.

          (r) Neither the Company nor any of its officers, directors or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by this Underwriting Agreement, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

          (s) Neither the Company nor any of its subsidiaries is, or intends to conduct its business in such a manner that it would become, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor any subsidiary will be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (t) Except as may be set forth in the Prospectus, neither the Company nor Cendant has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Underwriting Agreement.

          (u) The Company and each of its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) the access to the respective assets of the Company and each such subsidiary, as the case may be, is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) Other than as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent that, individually or in the aggregate, is or is reasonably likely to have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors that reasonably can be expected to have a Material Adverse Effect.

          (w) (i) All United States Federal income tax returns of the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed that are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (ii) the Company and its

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     subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to the applicable laws of all other jurisdictions, except, as to each of the foregoing clauses (i) and (ii), insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and the Company and its subsidiaries have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any such subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with US GAAP. The charges, accruals and reserves on the consolidated books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect.

          (x) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business.

          (y) Except as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, there are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K of the Commission involving the Company or any other persons referred to in such Item 404, except for such transactions that would be considered immaterial under such Item 404.

          (z) All information provided to the Underwriters and Underwriters' counsel related to the proposed asset purchase of the Hayes Leasing Company, Inc. ("Hayes") car rental business, including the Avis System franchises for the cities of Austin, Fort Worth and San Antonio, and the counties of Dallas and Tarrant, Texas, for approximately $85.0 million in cash plus the refinancing of fleet-related indebtedness which totaled approximately $117.0 million at January 31, 1998 is accurate in all material respects. The Purchase Agreement, dated February 20, 1998, between the Company and Hayes, providing for such purchase, subject to the terms and conditions therein, is in full force and effect.

          B. Cendant represents and warrants to each Underwriter and the Company as follows:

          (a) Cendant has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (b) Cendant's execution and delivery of, and its performance of its obligations under, this Underwriting Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Cendant pursuant to the terms of (A) any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which Cendant is a party, or to which any of its properties is subject, that is material to Cendant (except for those conflicts, breaches or defaults for which consent or approval has been obtained by Cendant prior to the date hereof, and copies evidencing such consent or approval have been provided to Bear, Stearns) or (B) any governmental franchise, license or permit heretofore issued to Cendant that is material to Cendant, (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of Cendant or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Cendant or any of its respective properties or assets, except for those violations or conflicts, that, individually or in the aggregate, would not have a material adverse effect on Cendant.

          (c) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over Cendant or any of its respective properties or assets is required for Cendant's execution and delivery of, and its performance of its obligations under, this Underwriting Agreement, and the consummation of the transactions contemplated hereby.

          (d) Cendant has all requisite corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement and to sell and deliver the Shares in accordance with the terms and conditions hereof. This Underwriting Agreement has been duly and validly authorized, executed and delivered by Cendant and is a legal and binding obligation of Cendant, enforceable against Cendant in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy.

          (e) Cendant has, and on the Additional Closing Date will have, good and valid title to those of the Shares to be sold by it pursuant to this Underwriting Agreement, free and clear of all liens, adverse claims, security interests, restrictions on transfer, shareholders' agreements and voting trusts, and, upon the delivery of and payment for such Shares as herein contemplated, each Underwriter will receive good and valid title to those of such Shares as are purchased by it from Cendant, free and clear of all liens, adverse claims, security interests, restrictions on transfer, shareholders' agreements and voting trusts.

          (f) Neither Cendant nor any of its officers, directors or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by this Underwriting Agreement, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

          (g) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto to and including the Closing Date (as defined in Section 4(a)(ii) hereof) and, if later, the Additional Closing Date (as defined in Section 4(b)(ii) hereof), when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the Commission, and during such longer period as the Prospectus may be required to be delivered under the Act in connection with sales of Shares by the Underwriters or a dealer, the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) as relate to Cendant did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

          4.   Purchase, Sale and Delivery of the Shares.

          (a) (i) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters an aggregate of 5,000,000 shares of Common Stock, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, all at a purchase price per share of $______ (the "Purchase Price"). Subject to
Section 12, the number of Firm Shares to be purchased from the Company by each Underwriter (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the aggregate number of Firm Shares to be sold by the Company, as set forth above by a fraction (A) the numerator of which is the total number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto and (B) the denominator of which is the total number of Firm Shares.

         (ii) Delivery of the Firm Shares and payment of the Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Company upon at least two full business days' (as defined in Section 18 hereof) notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the third full business day following the determination of the Purchase Price, or at such other time as may be agreed upon by Bear, Stearns and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Firm Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the Underwriters, against payment to the Company of the aggregate Purchase Price therefor by wire transfer of same day funds to the account of the Company designated in writing to Bear, Stearns at least two business days prior to the Closing Date.

        (iii) Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as Bear, Stearns may request in writing at least two full business days prior to the Closing Date, provided that, if so specified by Bear, Stearns, the Firm Shares may be represented by a global certificate registered in the name of Cede & Co., as nominee of the Depositary Trust Company ("Cede"). Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Closing Date, unless the Firm Shares are to be represented by a global certificate.

          (b) (i) Cendant hereby grants to the Underwriters an option (the "Option") to purchase from Cendant the Additional Shares at the Purchase Price, for the sole purpose of covering over-allotments, if any, in the offering of the Firm Shares by the Underwriters. The Option shall be exercisable by the Underwriters on one occasion only, at any time before the expiration of 30 days from the date of the Prospectus, for the purchase of all or part of the Additional Shares, such exercise to be made by notice, given by Bear, Stearns to the Company in the manner specified in Section 14 hereof, which notice shall set forth the aggregate number of Additional Shares with respect to which the Option is being exercised, the denominations and the name or names in which certificates evidencing the Additional Shares so purchased are to be registered, and the date and time of delivery of such Additional Shares, which date may be at or subsequent to the Closing Date and shall not be less than two nor more than ten days after such notice. Subject to Section 12, the aggregate number of Additional Shares so purchased from the Company by each Underwriter (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the total number of such Additional Shares to be sold by the Company by a fraction
(A) the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (B) the denominator of which is the total number of Firm Shares.

         (ii) Delivery of the Additional Shares so purchased and payment of the Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Company and Cendant upon at least two full business days' notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the date designated in such notice or at such other time and date as may be agreed upon by Bear, Stearns, the Company and Cendant. The time and date of such delivery and payment are herein called the "Additional Closing Date." Delivery of the Additional Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the Underwriters, against payment to Cendant of the aggregate Purchase Price therefor by wire transfer of same day funds to the account of Cendant designated in writing to Bear, Stearns at least two business days prior to the Additional Closing Date.

        (iii) Certificates for the Additional Shares purchased by the Underwriters, when so delivered, shall be registered in such name or names and in such authorized denominations as Bear, Stearns shall have requested in the notice of exercise of the Option, provided that, if so specified therein, such Additional Shares may be represented by a global certificate registered in the name of Cede. Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date, unless the Additional Shares are to be represented by a global certificate.

          (c) The Underwriters shall not be obligated to purchase any Firm Shares from the Company except upon tender to the Underwriters by the Company of all of the Firm Shares and the Underwriters shall not be obligated to purchase any Additional Shares from Cendant except upon tender to the Underwriters by Cendant of all of the Additional Shares specified in the notice of exercise of the Option. The Company shall not be obligated to sell or deliver any Firm Shares, and Cendant shall not be obligated to sell and deliver any Additional Shares, except in each case upon tender of payment by the Underwriters for all the Firm Shares or the Additional Shares, as the case may be, agreed to be purchased by the Underwriters hereunder.

          5. Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Underwriting Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at a price of $_____ per share and to certain dealers selected by you at a price that represents a concession not in excess of $_____ per share, and that any Underwriter may allow, and such dealers may reallow, a further concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers, and that after the initial offering of the Shares, the public offering price and such concessions may be changed by you.


          6.   Covenants of the Company and Cendant.

          A.   The Company covenants and agrees with each Underwriter that:

          (a) The Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and to maintain it in effect. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Regulations, or filing of the Prospectus with the Commission is otherwise required under Rule 424(b) of the Regulations, the Company shall file the Prospectus, properly completed, with the Commission pursuant to Rule 424(b) of the Regulations within the time period therein prescribed and shall provide evidence satisfactory to you of such timely filing. The Company shall promptly advise you (and, if requested, confirm such advice in writing), (i) when the Registration Statement or any post-effective amendment thereto has become effective,
     (ii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance by the Commission of any order suspending the effectiveness of the Registration Statement and (iii) of receipt by the Company or any representative of or attorney for the Company of any other communications from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Prospectus or the transactions contemplated by this Underwriting Agreement. The Company shall make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company shall not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus before or after the Effective Date to which you shall reasonably object after being timely furnished in advance a copy thereof unless the Company shall conclude, upon the advice of counsel, that any such amendment must be filed at a time prior to obtaining such consent.

          (b) Within the time during which the Prospectus is required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act, as now or hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and by the Prospectus. If, during such period, any event shall occur as a result of which the Prospectus as then amended or supplemented include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act and the Regulations, the Company shall notify you promptly and prepare and file with the Commission an appropriate post-effective amendment to the Registration Statement or supplement to each Prospectus (in form and substance reasonably satisfactory to you) that will correct such statement or omission and shall use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company shall promptly deliver to you two manually-signed copies of the Registration Statement, including exhibits and all amendments thereto, and to those persons (including your counsel) whom you identify to the Company, such number of conformed copies of the Registration Statement, with exhibits, each Preliminary Prospectus, the Prospectus and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company shall cooperate with the Underwriters and Weil, Gotshal & Manges LLP ("Underwriters' Counsel") in connection with their efforts to qualify or register the Shares for sale under the state securities or "Blue Sky" laws of such jurisdictions as you shall request, shall execute such applications and documents and furnish such information as reasonably may be required for such purpose and shall comply with such laws so as to continue such registrations and qualifications in effect for so long as may be required to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified as of the date hereof, (ii) file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares in such jurisdiction or (iii) become subject to taxation in any jurisdiction in which it is not now so subject.

          (e) The Company shall make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you, in such numbers as you reasonably may request for distribution to the Underwriters, as soon as practicable but in no event later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the effective date of the Registration Statement, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

          (f) During a period of 90 days from the date of this Underwriting Agreement, the Company shall not, without the prior written consent of Bear, Stearns, (i) issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any shares of its capital stock (or any securities convertible into, exercisable for or exchangeable for shares of its capital stock) other than the Company's issuance and sale of Shares in accordance with this Underwriting Agreement and the issuance of up to such number of shares of Common Stock (or options exercisable for up to such number of shares) reserved for issuance pursuant to the Company's Stock Option Plan as specified in the Registration Statement, or (ii) acquire, or agree or commit to acquire or publicly announce its intention to acquire, directly or through a subsidiary, assets or securities of any other person, firm or corporation in a transaction or series of related transactions that would be material to the Company and its subsidiaries, taken as a whole.

          (g) During the three years following the Effective Date, the Company shall furnish to Bear, Stearns, in such quantity as Bear, Stearns may reasonably request for distribution to the Underwriters, copies of (i) all reports of the Company to its stockholders, (ii) all reports, financial statements, and proxy or information statements filed by the Company with the Commission or any national securities exchange and (iii) such other information concerning the Company and its affairs as Bear, Stearns may reasonably request from time to time.

          (h) The Company shall apply the proceeds from the sale of the Shares to be sold by it under this Underwriting Agreement in the manner set forth under "Use of Proceeds" in the Prospectus. The Company shall take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act.

          (i) The Company shall take all actions necessary to comply with the rules and regulations of the NYSE in order to maintain the listing of the Shares on the NYSE.

          (j) The Company shall comply with all registration, filing and reporting requirements of the Exchange Act and the rules and regulations thereunder, which may from time to time be applicable to the Company.

          (k) The Company shall comply with all provisions of all undertakings contained in Part II of the Registration Statement.

          (l) Prior to the Closing Date and, if the Option is exercised, until the Additional Closing Date, the Company shall issue no press release or other communication or hold any press conference with respect to the offering of the Shares, or the financial condition, results of operations, operations, business properties, assets, liabilities, or prospects of the Company, without your prior consent.

          (m) The Purchase Agreement, dated February 20, 1998, between the Company and Hayes, shall not be modified in any manner that could be adverse to the Company.

          B. Cendant covenants and agrees with each Underwriter and the Company as follows:

          (a) During a period of 90 days from the date of this Underwriting Agreement, Cendant shall not, without the prior written consent of Bear, Stearns, (i) issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any shares of the Common Stock (or any securities convertible into, exercisable for or exchangeable for shares of the Common Stock) other than Cendant's sale of Shares in accordance with this Underwriting Agreement, or (ii) acquire, or agree or commit to acquire or publicly announce its intention to acquire, directly or through a subsidiary, assets or securities of any other person, firm or corporation in a transaction or series of related transactions that would be material to Cendant.

          (b) Within the time during which the Prospectus is required to be delivered under the Act, Cendant shall comply with all requirements imposed upon it by the Act, as now or hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and by the Prospectus. If, during such period, any event shall occur relating to Cendant as a result of which the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act and the Regulations, Cendant shall notify you and the Company promptly.

          (c) Prior to the termination of the offering of the Shares contemplated by this Underwriting Agreement, Cendant will not take, directly or indirectly, any action designed to stabilize or manipulate the market price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the market price of the Common Stock.

          7. Payment of Expenses. Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, and subject to Section 13(d) hereof, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company and Cendant under this Underwriting Agreement, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement (including all amendments thereof and exhibits thereto), any Preliminary Prospectus, the Prospectus and any supplements thereto, this Underwriting Agreement and all related agreements, and all other documents relating to the public offering of the Shares, (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the registration and qualification if any, of the Shares under state securities laws, or where applicable the obtaining of exemptions therefrom, including the reasonable fees and disbursements of Underwriters' Counsel in connection therewith, (iv) the listing of the Shares on the NYSE, (v) the review of the terms of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD") and the reasonable fees and disbursements of Underwriters' Counsel in connection therewith, (vi) the printing of certificates representing the Shares and (vii) the cost and charges of any transfer agent and registrar for the Shares.

          8. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to (i) the accuracy of the representations and warranties of the Company and Cendant herein contained, as of the date hereof, as of the Closing Date and, with respect to the Additional Shares, the accuracy of the representations and warranties of the Company and Cendant as of the Additional Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished pursuant to this Section 8 to you or to Underwriters' Counsel of any qualification or limitation not previously approved in writing by you, (iii) the performance by the Company and Cendant of their obligations hereunder and (iv) the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Underwriting Agreement or at such later time and date as shall have been consented to in writing by Bear, Stearns. All post-effective amendments to the Registration Statement shall have become effective. If the Company shall have relied upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with
     Section 6.A(a) hereof. All filings required by Rule 424 of the Regulations shall have been made and no such filings shall have been made without your consent. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the Commission or any state securities commission and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities commission.

          (b) At the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and Cendant, dated the date of its delivery, addressed to the Underwriters, and in form and scope satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each of the Company, Cendant and the domestic subsidiaries listed in Schedule II hereto (the "Material Domestic Subsidiaries")
          (x) has been duly
          organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and (y) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect.

              (ii) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization". All of the outstanding shares of such capital stock have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The shares of Common Stock to be outstanding on the Closing Date, including the Shares, have been duly authorized and when issued (and, in the case of the Shares, delivered and sold in accordance with the terms of this Underwriting Agreement) will be validly issued, fully paid and nonassessable. Upon delivery of and payment for the Shares to be sold by the Company and Cendant to each Underwriter in accordance with this Underwriting Agreement, each Underwriter (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-105 of the Uniform Commercial Code in effect in the State of New York (the "Code")) will acquire good and marketable title to the Shares so sold and delivered to it, free and clear of any adverse claim, as defined in Section 8-102(a)(1) of the Code (other than those resulting from any action taken by such Underwriter). The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (iii) Each of the Company and Cendant has all requisite corporate right, power and authority to execute, deliver and perform its obligations under this Underwriting Agreement and to issue, sell and deliver the Shares in accordance with the terms and conditions hereof. This Underwriting Agreement has been duly and validly authorized, executed and delivered by each of the Company and Cendant.

             (iv) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over Cendant, the Company or any Material Domestic Subsidiary or any of the Company's respective properties or assets is required for Cendant's or the Company's execution and delivery of, and its performance of its obligations under, this Underwriting Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, of the issuance, sale and delivery of the Shares, except for (A) such as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act, the Exchange Act or the rules of the NYSE.

             (v) Cendant's execution and delivery of, and its performance of its obligations under, this Underwriting Agreement and the consummation of the transactions contemplated hereby, do not and, when such performance is required pursuant to the terms hereof, will not
          (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Cendant pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which Cendant is a party, or to which any of its properties is subject, that is material to Cendant, or any governmental franchise, license or permit heretofore issued to Cendant that is material to Cendant, except for those conflicts, breaches or defaults for which consent or approval has been obtained by Cendant prior to the date hereof, (B) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of Cendant, or (C) to such counsel's knowledge, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Cendant or any of its respective properties or assets, except, with respect to clauses (A) and (C) of this subparagraph (v), for those violations or conflicts that, individually or in the aggregate, would not have a material adverse effect on Cendant.

               (vi) The Registration Statement and the Prospectus (except for the financial statements and the notes thereto, the financial statement schedules and the other financial and accounting data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act and the Regulations.

              (vii) The Registration Statement has become effective under the Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement and to such counsel's knowledge no proceedings therefor have been initiated or threatened by the Commission, and there are no other filings on the part of the Company required by the Act or the Regulations, including those required by Rule 424(b) of the Regulations, that to such counsel's knowledge have not been made.

             (viii) Neither the Company nor Cendant is an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and Cendant, representatives of the independent certified public accountants of the Company, representatives of the Underwriters and Underwriters' Counsel at which the contents of the Registration Statement, the Prospectus and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and are not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments thereof or supplements thereto (except as to matters referred to in the last sentence of clause (ii) above), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included therein).

          In rendering such opinion, such counsel (i) may limit its opinions to the corporate laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, and (ii) may rely (A) as to matters involving the application of laws other than the laws of the State of New York and the corporate laws of the State of Delaware and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and on certificates of responsible officers of Cendant and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, its subsidiaries and Cendant. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel and you are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to Underwriters' Counsel.

          (c) At the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received the written opinion of the General Counsel of the Company, dated the date of its delivery, addressed to the Underwriters, and in form and scope satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each of the Company and the Material Domestic Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect. All of the issued and outstanding capital stock (or similar interests) of each Material Domestic Subsidiary has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive rights and is owned by the Company or one of its subsidiaries, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in Schedule II to this Agreement.

              (ii) The shares of Common Stock to be outstanding on the Closing Date, including the Shares, will not have been issued in violation of or be subject to any preemptive rights. To such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of any share of capital stock (or similar interests) of the Company or of any of its subsidiaries or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock (or similar interests) of the Company or any subsidiary, except as described in the Registration Statement and the Prospectus.

             (iii) The Company's execution and delivery of, and its performance of its obligations under, this Underwriting Agreement and the consummation of the transactions contemplated thereby, do not and, when such performance is required pursuant to the terms thereof, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any Material Contract or any Material Permit, except for those conflicts, breaches or defaults for which consent or approval has been obtained by the Company prior to the date hereof, (B) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any Material Domestic Subsidiary, or (C) to such counsel's knowledge, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Material Domestic Subsidiary or any of its respective properties or assets, except, with respect to clauses (A) and (C) of this subparagraph
          (iii), for those violations or conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

              (iv) Insofar as statements in the Prospectus purport to summarize the nature and status of litigation or the provisions of laws, rules, regulations, orders, judgments or decrees, or the terms of any Material Contracts or Material Permits, such statements are correct in all material respects and are fair summaries of the matters referred to therein.

               (v) To the best of such counsel's knowledge, except as set forth in the Registration Statement and the Prospectus, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company or any of its subsidiaries solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by this Underwriting Agreement.

               (vi) The Shares have been duly authorized for listing on the NYSE, subject only to official notice of issuance.

               (vii) To the best of such counsel's knowledge, there is no litigation, arbitration or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, that, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus that has not been properly disclosed therein; and to the best of such counsel's knowledge, there is no contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement, that is not so described or filed.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, representatives of the Underwriters and Underwriters' Counsel at which the contents of the Registration Statement, the Prospectus and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and are not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments thereof or supplements thereto (except as to matters referred to in clause (iv) above), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included therein).

          In rendering such opinion, such counsel (i) may limit its opinions to the corporate laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, and (ii) may rely (A) as to matters involving the application of laws other than the laws of the State of New York and the corporate laws of the State of Delaware and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the subsidiaries. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel and you are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to Underwriters' counsel.

          (d) At the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a certificate of the Company executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the date of its delivery, to the effect that the conditions set forth in subsection (a) of this Section 8 have been satisfied, that the representations and warranties of the Company set forth in Section 3 hereof are true and correct as of such Closing Date and the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

          (e) At the Closing Date (and, with respect to the Option Shares, the Additional Closing Date), you shall have received a certificate executed by an appropriate officer of Cendant, dated the date of its delivery, to the effect that the representations and warranties of Cendant set forth in
     Section 3 hereof are accurate and that the obligations of Cendant to be performed hereunder on or prior to such Closing Date have been duly performed.

          (f) At the time this Underwriting Agreement is executed and at the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a letter, from Deloitte & Touche LLP, dated the date of its delivery, addressed to the Underwriters and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) in their opinion, the Company Financials audited by such firm and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder; (iii) on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the subsidiaries and the committees of such boards subsequent to December 31, 1997, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters of such companies with respect to transactions and events subsequent to December 31, 1997, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited historical consolidated financial statements of the Company, its subsidiaries and their predecessors included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or that any material modification should be made to such unaudited consolidated financial statements for them to be in conformity with US GAAP; (B) with respect to the period subsequent to December 31, 1997 there were, as of the date of the most recent available monthly consolidated financial data of the Company and the subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or increases in long-term indebtedness of the Company or any decrease in stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and the Prospectus, except for changes or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur; (C) the unaudited pro forma consolidated financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial statements; or (D) that during the period from December 31, 1997 to the date of the most recent available monthly consolidated financial data of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases that the Prospectus discloses have occurred or may occur; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company and its subsidiaries set forth in the Prospectus, which have been specified by you prior to the date of this Underwriting Agreement, to the extent that such dollar amounts, numbers, percentages and information may be derived from the general accounting and financial records that are subject to the internal control structure policies and procedures of the Company's and its subsidiaries' accounting systems or that have been derived directly from such accounting records by analysis or computation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

          (g) At the time this Underwriting Agreement is executed and at the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a letter, from Ernst & Young LLP, dated the date of its delivery, addressed to the Underwriters and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to First Gray Line within the meaning of the Act and the Regulations; (ii) in their opinion, the First Gray Line Financials audited by such firm and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder; (iii) on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of First Gray Line and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of First Gray Line and its subsidiaries and the committees of such boards subsequent to September 30, 1996, inquiries of certain officials of First Gray Line and its subsidiaries who have responsibility for financial and accounting matters of such companies with respect to transactions and events subsequent to September 30, 1996, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited historical condensed consolidated financial statements of First Gray Line and its subsidiaries included in the Registration
     Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or that any material modification should be made to such unaudited consolidated financial statements for them to be in conformity with US GAAP; (B) with respect to the period subsequent to September 30, 1996 there were, as of the date of the most recent available monthly consolidated financial data of First Gray Line and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or increases in long-term indebtedness of First Gray
     Line or any decrease in stockholders' equity of First Gray Line, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and the Prospectus, except for changes or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur; or (C) that during the period from September 30, 1996 to the date of the most recent available monthly consolidated financial data of First Gray Line and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases that the Prospectus disclose have occurred or may occur; and (iv) stating that they have compared certain financial information pertaining to First Gray Line and its subsidiaries set forth in the Prospectus, which have been specified by you prior to the date of this Underwriting Agreement, to the extent that such information may be derived from the general accounting and financial records that are subject to the internal control structure policies and procedures of First Gray Line's and its subsidiaries' accounting systems or that have been derived directly from such accounting records by analysis or computation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

          (h) All proceedings taken in connection with the sale of the Shares as contemplated by this Underwriting Agreement shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have received from Underwriters' Counsel a written opinion, dated as of the Closing Date and addressed to the Underwriters, with respect to the sale of the Firm Shares, and dated as of the Additional Closing Date with respect to the sale of the Additional Shares, and with respect to such other matters as you reasonably may require, and the Company and Cendant shall have furnished to Underwriters' Counsel such documents as Underwriters' Counsel may request for the purpose of enabling Underwriters' Counsel to pass upon such matters.

          (i) The NASD, upon review of the terms of the underwriting arrangements for the public offering of the Shares, shall have raised no objections thereto.

          (j) The Shares shall have been listed on the NYSE, subject to official notice of issuance.

          (k) Prior to the Closing Date, and with respect to the Additional Shares, the Additional Closing Date, the Company and Cendant shall have furnished to you such further information, certificates and documents as you may reasonably request.

          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Underwriting Agreement, or if any of the certificates, opinions, written statements, or letters furnished to you or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder not theretofore discharged may be canceled by you at, or at any time prior to, the Closing Date and with respect to the Additional Shares, the Additional Closing Date. Notice of such cancellation shall be given to the Company and Cendant in writing, or by telephone or telephonic facsimile, confirmed in writing.

          9.   Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with the Company's written consent in accordance with subsection 9(d) hereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Company contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable under this subsection 9(a) to any Underwriter in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company (i) by or on your behalf with respect to the Underwriters or (ii) by or on behalf of Cendant with respect to Cendant; and provided further, that with respect to any Preliminary Prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling such Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares that are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus. These indemnity agreements will be in addition to any liability that the Company may otherwise have to any Underwriter or to any controlling person of such Underwriter, including under this Underwriting Agreement.

          (b) Cendant agrees to indemnify and hold harmless each Underwriter, the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with Cendant's written consent in accordance with subsection 9(d) hereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by Cendant contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that Cendant shall not be liable under this subsection 9(b) to any Underwriter in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to Cendant set forth in the Registration Statement or the Prospectus or any Preliminary Prospectus, or in any supplement thereto or amendment thereof; provided further, that with respect to any Preliminary Prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling such Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares that are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such

Preliminary Prospectus was corrected in the Prospectus; and, provided further, that the indemnification obligation of Cendant under this subsection 9(b) shall be limited to the actual net proceeds (before deducting expenses) received by Cendant from the sale by Cendant of Additional Shares hereunder. This indemnity will be in addition to any liability that Cendant otherwise may have to the Underwriters, the Company or any other indemnified person specified in this subsection 9(b), including under this Underwriting Agreement.

          (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with such Underwriter's written consent in accordance with subsection 9(c) hereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you or on your behalf with respect to such Underwriter expressly for use in the Registration Statement or Prospectus; provided, however, that in no case shall such Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer or controlling person, including under this

Underwriting Agreement. The Company and Cendant acknowledge that the statements set forth in the last paragraph of the cover page, the legend concerning stabilization on page two of the Prospectus and the statements set forth under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, any related Preliminary Prospectus and the Prospectus.

          (d) Promptly after receipt by an indemnified party under subsection 9(a), 9(b) or 9(c) above of notice of the assertion of any claim, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties with respect to such different defenses), in any of which events such fees and expenses shall be borne by the indemnifying parties.
The indemnifying party under subsection 9(a), 9(b) or 9(c) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances; and provided, further, that, if indemnity is sought by any person who controls Bear, Stearns within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one additional counsel for Bear, Stearns in such capacity and all persons who control Bear, Stearns within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such written consent was not unreasonably withheld.

          10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in subsection 9(a) or 9(b) hereof is for any reason held to be unavailable from the Company or Cendant or is insufficient to hold harmless a party indemnified thereunder, the Company, Cendant and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and Cendant, any contribution received by the Company or Cendant from persons, other than one or more of the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, Cendant and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and Cendant, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and Cendant, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Cendant, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Cendant and (y) the underwriting discounts received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and Cendant, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Cendant, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Cendant and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The Underwriters' obligations in this Section 10 to contribute are several and not joint. Notwithstanding the provisions of this Section 10, (i) in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the aggregate public offering price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, (i) each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

          11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and Cendant contained in this Underwriting Agreement, including without limitation the agreements contained in Sections 5, 6 and 7 hereof, the indemnity agreements contained in Section 9 hereof and the contribution agreements contained in Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person of any Underwriter or by or on behalf of the Company, any of its officers and directors or Cendant or any controlling person thereof, and shall survive delivery of the Shares to and payment for the Shares by the Underwriters. The representations contained in
Section 3 hereof and the agreements contained in this Section 11 and Sections 5, 6, 7, 9, 10 and 13(d) hereof shall survive the termination of this Underwriting Agreement including pursuant to Section 12 or 13 hereof; provided, however, that if this Underwriting Agreement is terminated pursuant to Section 12 or 13 hereof or if for any reason the purchase of the Shares by the Underwriters as contemplated hereunder is not consummated, the agreements contained in Sections 5 and 6 hereof shall not survive.

          12.  Default by an Underwriter.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection 12(b) below) exceed in the aggregate 10% of the number of shares of Firm Shares or Additional Shares, as the case may be, that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions that the numbers of Firm Shares set forth opposite their respective names in
Schedule I hereto bear to the
aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) If such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may, in your discretion, arrange for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. If within five (5) calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 12, this Underwriting Agreement (or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares) shall thereupon terminate, without liability on the part of the Company and Cendant with respect thereto (except in each case as provided in Sections 7, 9(a) and 10 hereof) or the several non-defaulting Underwriters (except as provided in Sections 9(b) and 10 hereof), but nothing in this Underwriting Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters and the Company and Cendant for damages occasioned by its or their default hereunder.

          (c) If the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Underwriting Agreement shall include any party substituted under this Section 12 with like effect as if it had originally been a party to this Underwriting Agreement with respect to such Firm Shares and Additional Shares.

          13.  Effective Date of Underwriting Agreement; Termination.

          (a) This Underwriting Agreement shall become effective upon the later of (i) when you and the Company shall have received notification of the effectiveness of the Registration Statement and
(ii) the execution and delivery of this Underwriting Agreement by the parties hereto. Until this Underwriting Agreement becomes effective as aforesaid, this Underwriting Agreement may be terminated by the Company by notifying you and Cendant or by you by notifying the Company and Cendant without any liability of any party to any party hereunder. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 6, 9, 10 and 11 hereof shall at all times be in full force and effect.

          (b) This Underwriting Agreement and the obligations of the Underwriters hereunder may be terminated by you by written notice to the Company and Cendant at any time at or prior to the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), without liability (other than with respect to Sections 9 and 10) on the part of any Underwriter to the Company or Cendant if, on or prior to such date, (i) the Company or Cendant shall have failed, refused or been unable to perform in any material respect any agreement on the part of the Company or Cendant to be performed hereunder, (ii) any other condition to the obligations of the Underwriters set forth in Section 8 hereof is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on either exchange or such market by the Commission, or by either exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in your judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectus, (vi) in your reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus affecting the business, prospects, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in the Prospectus or contemplated thereby, (vii) there shall have occurred such a material adverse change in the financial markets in the United States such as, in your judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (viii) there shall have been any enactment, proposal, publication, decree or other promulgation of any foreign or United States federal or state statute, regulation, rule or order of any court or other governmental authority that would, in your reasonable judgment, make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectus. Your right to terminate this Underwriting Agreement will not be waived or otherwise relinquished by failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date).

          (c) Any notice of termination pursuant to this Section 13 shall be by telephone or telephonic facsimile, confirmed in writing by letter.

          (d) If this Underwriting Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by you as provided in subsection 13(a) or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or Cendant to perform any agreement herein or to comply with any provision hereof (other than by reason of a default of the Underwriters), the Company agrees, subject to demand by you, to reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Underwriters' Counsel), incurred by the Underwriters in connection herewith.

          14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any one or more of the Underwriters, shall be hand delivered or faxed to each such Underwriter in care of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department (Fax No. 212-272-3092); and if sent to the Company or Cendant, shall be hand delivered or faxed to the Company or Cendant at 900 Old Country Road, Garden City, New York 11530, Attention: Corporate Secretary (Fax No. 516-222-4700).

          15. Counterparts. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

          16. Parties. This Underwriting Agreement shall inure solely to the benefit of, and shall be binding upon, each of the Underwriters, the Company and Cendant, and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Underwriting Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from the Underwriters.

          17. Construction. This Underwriting Agreement shall be construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

          18. Definition of Business Day. For the purposes of this Underwriting Agreement, "business day" means any day on which the NYSE is open for trading.

          If the foregoing correctly sets forth the complete agreement between the Underwriters, on the one hand, and the Company and Cendant, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,

                                   AVIS RENT A CAR, INC.


                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   CENDANT CORPORATION


                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:



Accepted as of the date first
above written.

BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
     as Representatives of the several
     Underwriters named in Schedule I
     annexed hereto.

By:  BEAR, STEARNS & CO. INC.


By:
   -----------------------------
   Name:
   Title:

                                      SCHEDULE I

                                                             Number of
                                                            Firm Shares
                                                               to Be
Name of Underwriter                                          Purchased
-------------------                                         -----------
Bear, Stearns & Co. Inc. ..................................
Lehman Brothers Inc. ......................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated ........
NationsBanc Montgomery Securities LLC .....................

                              TOTAL .......................  5,000,000
                                                            -----------
                                                            -----------

                                     SCHEDULE II

                                MATERIAL SUBSIDIARIES


                                                       JURISDICTION OF
NAME                                                    INCORPORATION
----                                                   ---------------
Avis Rent A Car System, Inc.                               Delaware



                                     SCHEDULE III

                             SUBSIDIARIES OF THE COMPANY

                       (100% owned unless otherwise indicated)


Name                                                   Jurisdiction
----                                                   ------------
Avis Rent A Car System, Inc.                           Delaware
Avis International, Ltd.                               Delaware
Avis Management Pty. Limited                           Australia
We Try Harder Pty. Limited                             Australia
Chaconne Pty. Limited                                  Australia
W.T.H. Pty. Limited
                                                       Australia
Auto Accident Consultants
  Pty. Limited
                                                       Australia
W.T.H. Fleet Leasing Pty. Limited                      Australia
Avis Services Pty. Ltd.                                Australia
Avis Management Services, Ltd.                         Delaware
Arbitra S.A.
                                                       Argentina
Avis Caribbean, Limited                                Delaware
Avis Rent A Car de
  Puerto Rico, Inc.
                                                       Puerto Rico
Virgin Islands Enterprises, Inc.                       Virgin Islands
Avis Asia and Pacific, Limited                         Delaware
Avis Rent A Car Limited                                New Zealand
Altra Auto Rental Limited                              New Zealand
WTH Canada, Inc.
                                                       Canada
Aviscar Inc.
                                                       Canada
Avis Services Canada, Inc.                             Canada
Avis Rent A Car (Hong Kong) Ltd.                       Hong Kong
West Indies Car Rental Limited
  (49% owned)
                                                       Jamaica
Avis Automoveis De Aluguel Ltda.                       Brazil
Avis Location de Veiculos Ltda.                        Brazil



Avis Enterprises, Inc. f/k/a
  Avis Leasing Corporation                             Delaware
Avis Service, Inc.
                                                       Delaware
Avis Lube, Inc.
                                                       Delaware
Pathfinder Insurance Company                           Colorado
PF Claims Management, Ltd.                             Delaware
Avis Leasing Corporation                               Delaware
Zam, Inc.
                                                       West Virginia
Global Excess & Reinsurance Ltd.                       Bermuda
Constellation Reinsurance Company
  Limited
                                                       Barbados
We Try Harder Japan Co., Ltd.                          Japan
Servicios Avis S.A.
                                                       Mexico
Avis Rent A Car Limited                                Fiji
Avis Rent A Car Sdn. Bhd.                              Malaysia
Avis Rent A Car Sdn. Bhd.                              Singapore
Avis Rent A Car Limited                                Vanuatu
First Gray Line Corporation                            Delaware
First Gray Line West Corporation                       Delaware
Grand Rent A Car Corp.                                 California
AESOP Leasing L.P.
  (99% owned as limited partner)                       Delaware
AESOP Funding II L.L.C.
  (indirectly 97% owned through
  AESOP Leasing L.P.)                                  Delaware
Reserve Claims Management Co.
  f/k/a Avis Leasing
  International, Ltd. (ownership
  shared with Bruce Dolin)                             Delaware


                                       2